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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                     February 24, 1999 (February 23, 1999)

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                              SERVICE EXPERTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                         001-13037              62-1639453
(State or other jurisdiction of      (Commission File Number)     (IRS Employer
         incorporation)                                           Identification
                                                                      Number)

Six Cadillac Drive
Suite 400
Brentwood, Tennessee                                                37027
(Address of principal executive offices)                            (Zip Code)

                                 (615) 371-9990
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

         On February 23, 1999, Service Experts, Inc. (the "Company") announced financial results for the fourth quarter and year ended December 31, 1998. Additionally, the Company announced an adjustment in its expected earnings per share for 1999 to a range of $1.65 to $1.70 per share. The Company also announced that it expects its first quarter 1999 results to slightly exceed its first quarter of 1998 reported net income of $0.19 per diluted share (as restated to reflect a subsequent pooling-of-interests transaction).

         The press release announcing the Company's financial results for the fourth quarter and year ended December 31, 1998 and the adjustment in the Company's expected full-year and first quarter 1999 earnings per share is attached hereto as Exhibit 99 and is incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired.

                           None required

         (b) Pro Forma Financial Information.

                           None required

         (c) Exhibits.

                  99 Copy of the press release issued by the Company, dated February 23, 1999, announcing the Company's financial results for the fourth quarter and year ended December 31, 1998 and the adjustment in the Company's expected full-year and first quarter 1999 earnings per share.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SERVICE EXPERTS, INC.

                                      By: /s/ Anthony M. Schofield
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                                          Anthony M. Schofield
                                          Chief Financial Officer and Secretary

Dated:  February 24, 1999


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                                  EXHIBIT INDEX
      Exhibit
       Number     Description of Exhibit
       ------     ----------------------

         99 Copy of the press release issued by the Company, dated February 23, 1999, announcing the Company's financial results for the fourth quarter and year ended December 31, 1998 and the adjustment in the Company's expected full-year and first quarter 1999 earnings per share.